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                                                                  EXHIBIT 23(ii)

                              CONSENT OF ATTORNEYS

          The undersigned are named as the attorneys for LIFE INVESTMENT FUNDING ENTERPRISES, INC. (the "Registrant") in the Prospectus which is a part of the Registration Statement on Form SB-2 of the Registrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.


                                             /s/ William T. Kirtley, P.A.
                                          --------------------------------------
                                           WILLIAM T. KIRTLEY, P.A.

Sarasota, Florida
February 5, 2003